UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Home BancShares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arkansas	000-51904	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100 Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)

(501) 339-2929
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) approved the appointment of Larry W. Ross to serve as a director for the Company. Mr. Ross’s term on the Board is effective immediately and will continue until the Company’s next annual meeting or until his successor is duly elected and qualified. Mr. Ross has not been named to any Board committees at this time.

Mr. Ross is a retired executive from AT&T/Southwestern Bell with more than 30 years of service. He is also a retired Presiding Elder with the Christian Methodist Church and is the current president of Ross Consulting Service. Mr. Ross has been a member of the Centennial Bank Little Rock Region Advisory Board of Directors since 2005. He is also a member of the Pulaski County Bridge and Facilities Board; Arkansas PBS Foundation; and the North Little Rock Rotary Club, where he served as Past President and received the distinction of International Paul Harris Fellow. Mr. Ross is also the former Chair of Arkansas Independent Citizens Commission, Arkansas State Board of Pharmacy, Arkansas Educational Television Network Commission (AETN) and the State of Arkansas Ethics Commission. Mr. Ross’s business leadership experience and expertise in business consulting, executive management as well as his knowledge of our business as a current member of the Centennial Bank Little Rock Region Advisory Board qualify him to serve on the Board.

In connection with his appointment to the Board, Mr. Ross received an award of 500 restricted shares of Company’s common stock, which will vest in three equal annual installments beginning on the first anniversary of the grant date. There is no arrangement or understanding between Mr. Ross and any other person pursuant to which Mr. Ross was selected as a director. Mr. Ross has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01    Regulation FD Disclosure.

On January 25, 2021, the Company issued a press release announcing the appointment of Larry W. Ross to its Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Home BancShares Names Larry W. Ross to Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	January 25, 2021	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer